SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HECTOR COMMUNICATION

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 8/23/99            2,000-           13.2500
          GAMCO INVESTORS, INC.
                                 9/13/99              500-           12.6250
                                 9/09/99            1,500-           13.0000
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.